Exhibit 10.1
THIRD AMENDMENT TO LEASE
This THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of July 27, 2010 (“Effective Date”) by and between Landlord (as defined in Exhibit A attached hereto), as successor in interest to HECOP III, LLC, with an address c/o Direct Invest, LLC, 10 City Square, 2nd Floor, Charlestown, MA 02129, Attention: William F. Rand, III and PENNICHUCK WATER WORKS, INC., a New Hampshire corporation, with an address of 25 Manchester Street, Merrimack, NH 03054 (“Tenant”).
RECITALS:
A. Landlord’s predecessor-in-interest and Tenant entered into that certain Indenture of Lease dated as of April 23, 2004, as amended by that certain Amendment to Lease dated March 17, 2006 and by that certain Second Lease Amendment dated May 6, 2008 (as so amended, the “Original Lease”), whereby Tenant leased from Landlord and Landlord leased to Tenant the premises comprised of approximately 19,465 rentable square feet (the “Premises”) on the third floor of the building located at 25 Manchester Street, Merrimack, New Hampshire 03054 (the “Building”).
B. Landlord and Tenant wish to amend the Original Lease to (i) amend the Term of the Original Lease; and (ii) amend certain other provisions of the Original Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:
1. Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Original Lease, and all references to the “Lease” or “the Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Original Lease, or such section thereof, as amended by this Amendment.
2. Term. The Term of the Original Lease is hereby amended to expire on July 31, 2013 (“Expiration Date”), unless sooner terminated in accordance with the terms and conditions of the Lease. Sections 3 and 4 of the Second Lease Amendment dated May 6, 2008 are hereby deleted and of no further force or effect.
3. Base Rent. Effective as of August 1, 2010, the Base Rent under the Lease shall be equal to $291,975.00 per annum, payable in monthly installments of $24,331.25 at the time and in the manner required under the Original Lease.

4. Tenant Improvement Allowance. If during the Term of the Lease, Tenant performs alterations to the Premises, Landlord shall reimburse Tenant for the hard and soft cost of the construction, labor, material, hardware, and equipment utilized and installed into the Premises in connection with such alterations up to a maximum amount of $68,127.50 (the “Alteration Allowance”). Landlord shall make payments to Tenant from the Alteration Allowance within thirty (30) days of receipt of Tenant’s written notice accompanied by paid receipts and such other documentation as Landlord may reasonably request (a “Payment Request Notice”), including, without limitation copies of partial lien waivers or final lien waivers. Notwithstanding the foregoing, Landlord is not required to make any payment from the Alteration Allowance: (i) at any time that Tenant is in default pursuant to the Lease, or (ii) in respect of any Payment Request Notice received after December 31, 2011, and Tenant hereby waives any entitlement to any remaining portion of the Alteration Allowance after such date. This provision amends, supersedes and replaces any provisions in the Original Lease on the same topic.
5. Electricity. There are four (4) meters supplied by the electric utility provider for the Building that, in the aggregate, measure all of the electricity used and consumed by Tenant in Tenants “usable area” within the Premises (“Tenant’s Electricity Usage”). For Tenant’s Electricity Usage from and after August 1, 2010 through the end of the Term of the Lease, Tenant shall pay the charges for Tenant’s Electricity Usage directly to the electric utility provider on or before the date such charges are due. Separately, Landlord agrees to cause the electricity supplied to the portion of the Building occupied by Intel Corporation to be measured by other separate meter(s) so that Intel Corporation may pay for such measured electricity usage directly to the electric utility provider.
6. Option to Extend.
(a) Provided that, at the time of such exercise, (i) the Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) Tenant shall be in occupancy of the entire Premises for the conduct of its business and shall not have assigned the Lease or sublet the Premises (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the right and option to extend the Term of the Lease for one (1) extended term (the “Extended Term”) of three (3) years by giving written notice to Landlord not later than twelve (12) months and not sooner than fourteen (14) months prior to the expiration date of the Term. The effect of the giving of such notice of extension by Tenant shall be to automatically extend the Term of the Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, the Lease shall automatically terminate at the end of the original Term and Tenant shall have no further option to extend the Term of the Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the current Term and shall end on the day immediately preceding the third (3rd) anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of the Lease, except: (x) during the Extended Term, Tenant shall have no further option to extend the Term, (y) the Base Rent for the Extended Term shall be the greater of (A) 95% of the Fair Market Rental Value of the Premises as of the commencement of the Extended Term, taking into account all relevant factors, determined pursuant to Section 6(b) below and (B) the Base Rent in effect for the last year of the prior Term, and (z) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy during the Extended Term and Landlord shall not be required to provide any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession.

(b) Promptly after receiving Tenant’s notice extending the Term of the Lease pursuant to Section 6(a) above, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value (as defined in Section 6(c) below) of the Premises for the upcoming Extended Term. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, then the parties shall negotiate in good faith to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord. If the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30)-day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the nearest office of the American Arbitration Association. The Fair Market Rental Value of the Premises for the Extended Term shall be determined by the method commonly known as Baseball Arbitration, whereby Landlord’s selected arbitrator and Tenant’s selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and the third arbitrator must select one or the other (it being understood that the third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord’s selected arbitrator and Tenant’s selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to the third arbitrator within five (5) Business Days of the appointment of the third arbitrator and the third arbitrator shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator’s decision shall be binding on both Landlord and Tenant. All arbitrators shall be commercial real estate brokers who are independent from the parties and who have had at least ten (10) years experience leasing comparable buildings in the Merrimack area. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. If as of the commencement of the Extended Term the amount of the Base Rent for the Extended Term has not been determined, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Extended Term if necessary. In the event that such determination shall result in an overpayment by Tenant of any Base Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made, and if such determination shall result in an underpayment by Tenant of any Basic Rent, Tenant shall pay any such amounts to Landlord promptly following such determination.
(c) As used in the Lease, the term “Fair Market Rental Value” shall mean the fixed rents that landlords of comparable buildings in the Merrimack area have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, renewal transactions for comparable space (in terms of condition, improvements, floor location, view and floor height) of a comparable size for uses comparable to the Permitted Use, for a term equal to the applicable Extended Term and taking into account all other relevant factors.

7. Operating Expenses. Effective as of the Effective Date of this Amendment, Section 2.4, Schedule 1 and Exhibit D of the Indenture Of Lease, which is part of the Original Lease, are hereby deleted and of no further force or effect. Provided that Tenant shall have exercised its option to extend the Term for the Extended Term, then, effective as of the first day of the Extended Term, which shall be August 1, 2013, the following Section 2.4 shall be inserted and in full force and effect:
2.4.1 Defined Terms.
Base Operating Expenses: shall mean the greater of $350,836.00 or the actual Operating Expenses for the Building for the 2012 Operating Year, multiplied by a fraction, the numerator of which is the rentable square feet of the Premises (currently 19,465 square feet) and the denominator of which is the total rentable square footage in the Building (currently 66,461 square feet).
Operating Expenses: Shall be as defined in Exhibit C to the Original Lease, except as follows: (a) electricity charges shall be limited to consumption with respect to common areas only, and (b) all of the wording after the first sentence in the second to last paragraph on page C-2, together with the last paragraph on page C-2, shall be deleted. Notwithstanding anything to the contrary contained in the Original Lease, aggregate Controllable Operating Expenses (as hereinafter defined) included within the Operating Expenses for each Operating Year after the 2012 Operating Year shall not exceed an annual five percent (5%) cumulative increase over the Controllable Operating Expenses for the 2012 Operating Year. “Controllable Operating Expenses” shall mean those Operating Expenses within Landlord’s control, exercising prudent business practices, but shall exclude the following: (i) Taxes, (ii) insurance premiums; (iii) costs incurred because of changes in applicable laws after the Effective Date of this Lease; (iv) wages and benefits mandated by Laws or by union contracts; (v) snow-plowing and expenses incurred as a result of acts of God; (vi) increases in the cost of utilities; and, (vii) any Operating Expenses that Landlord proves are not within its control despite exercising prudent business judgment and competitive bidding practices. Management fees included in Operating Expenses shall not exceed 3.5% of the gross revenue from the property.
Operating Year: shall mean each calendar year all or any part of which falls within the Term.

2.4.2 Tenant’s Payment of Operating Expenses. In the event that for any Operating Year subsequent to the 2012 Operating Year, the Operating Expenses allocable to the Premises on a per rentable square foot basis shall exceed the Base Operating Expenses, Tenant shall pay to Landlord, as additional rent, the entire amount of such excess, such amount to be apportioned for any portion of an Operating Year in which this Lease ends. Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent, commencing on January 1, 2013. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord). If the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Extended Term shall survive expiration of the Extended Term.
8. Parking. Notwithstanding anything to the contrary contained in the Original Lease, throughout the Term of the Lease and the Extended Term of the Lease (if applicable), Tenant shall have the right to use up to seventy-five (75) parking spaces in the parking areas on the Lot on an unassigned, unreserved basis.
9. Mortgages. The last paragraph of Section 20 of the Indenture Lease and Section 6 of the Second Lease Amendment, both of which are part of the Original Lease, are hereby deleted and replaced with the following:
The subordination of the Lease to any future mortgage shall be conditioned upon the delivery to Tenant of a “Subordination, Non-Disturbance and Attornment Agreement” (“SNDA”) from such mortgagee, on such mortgagee’s standard SNDA form which provides, inter alia, that so long as Tenant is not in default hereunder (beyond any applicable notice and cure period) and attorns to such mortgagee or any successor-in-title thereto in the event of a foreclosure or deed-in-lieu of foreclosure, Tenant’s rights under this Lease, including its right of possession of the Premises, shall not be disturbed. Landlord shall not be required to incur any out-of-pocket expense in procuring any such SNDA. Tenant agrees to execute such SNDA satisfying the foregoing requirements and return the same to Landlord within ten (10) Business Days after Landlord’s written request therefor, and in the event that Tenant shall fail to execute, acknowledge and return any such SNDA within such ten (10) Business Day period, then this Lease shall be subordinate to such future mortgage, and to all renewals, extensions, modifications and replacements thereof, notwithstanding the fact that such mortgagee and Tenant have not executed and exchanged such SNDA.

10. Assignment and Subletting. Tenant shall have the right to assign the Lease or sublease all or any portion of the Premises subject to and in accordance with the terms and conditions of Section 11 of the Indenture of Lease, which is part of the Original Lease, including, without limitation, the requirement to receive Landlord’s consent, which shall not be unreasonably withheld or delayed.
11. Right of First Offer.
(a) Subject to the terms and conditions of this Section 11, before Landlord leases any Available Space (as defined below) to any unrelated third party during the Term and the Extended Term, if applicable, (together, the “Availability Period”), Landlord will first offer such Available Space to Tenant for lease by written notice to Tenant (“Landlord’s Offer Notice”) and Tenant will have the right to lease the offered Available Space. As used in this Section 11, “Available Space” shall mean and refer to office space in the Building contiguous to the Premises on the third floor that Landlord reasonably determines will be vacant and free of any possessory right now or hereafter existing in favor of any third party during the Availability Period. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer hereunder is subordinate to (i) any right of offer, right of first refusal, renewal right or similar right or option in favor of any third party existing as of the date of this Amendment and (ii) Landlord’s right to renew or extend the term of any lease to another tenant in occupancy of the Available Space, whether or not pursuant to an option or right set forth in such other tenant’s lease.
(b) Landlord’s Offer Notice shall specify the location and size of the Available Space, the Base Rent for the Available Space, the date that Landlord estimates the Available Space will be deliverable to Tenant, the term of the Lease with respect to the Available Space, Base Operating Expenses, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the Available Space. Tenant will notify Landlord within five (5) Business Days of Landlord’s Offer Notice that (i) Tenant elects to lease the Available Space on the terms set forth in Landlord’s Offer Notice, or (ii) Tenant rejects Landlord’s offer. If Tenant elects to lease the Available Space, Landlord and Tenant agree to enter into an amendment to this Lease memorializing the addition of the Available Space to this Lease, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Available Space, and the economic terms associated therewith, as set forth above. If Tenant rejects Landlord’s offer, or fails to notify Landlord within said five (5) Business Day period that Tenant intends to lease such Available Space, Landlord shall be entitled to lease the Available Space at any time to any third party on terms acceptable to Landlord in its sole discretion.
(c) Notwithstanding any contrary provision of this Section 11 or any other provision of the Lease, any exercise by Tenant of its right to lease Available Space shall be void and of no effect unless on the date Tenant notifies Landlord that it elects to lease Available Space and on the commencement date of the amendment for the Available Space (i) the Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or upon the delivery of the Available Space), and (iii) the originally-named Tenant shall be in occupancy of the entire Premises and there shall not then be in effect any sublease or subleases with respect to all or any portion of the Premises (which conditions under clauses (i), (ii) and (ii) above Landlord may waive by written notice to Tenant at any time). Without limiting the foregoing, all of the rights created by this Section 11 shall be personal to the originally named Tenant under this Amendment and shall not apply in favor of or be exercisable by any assignee of this Amendment or other successor to Tenant’s rights under this Lease nor any sublessee of all or any portion of the Premises.

12. Brokerage. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment to the Lease other than Direct Invest and Cushman & Wakefield (the “Brokers”). Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt other than the Brokers. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt.
13. Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.
14. Governing Law; Interpretation and Partial Invalidity. This Amendment shall be governed and construed in accordance with the laws of the State of New Hampshire. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Amendment. The Lease (including this Amendment) contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
15. Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so, no third party consents are required to enter into this Amendment, and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

“LANDLORD”	DIRECT INVEST PROPERTY MANAGEMENT, LLC on behalf of Landlord and as its duly authorized agent By: Direct Invest, L.L.C., its Sole Member By: NPV DI, L.L.C., its Managing Member
	By:	/s/ William F. Rand
		Name:	William F. Rand
Authorized Signatory

“TENANT”	PENNICHUCK WATER WORKS, INC., a New Hampshire corporation
	By:	/s/ Duane C. Montopoli
		Name:	Duane C. Montopoli
		Title:	CEO

EXHIBIT A
Landlord
Direct Invest — Heron Cove, LLC
Direct Invest — Heron Cove 1, LLC
Direct Invest — Heron Cove 2, LLC
Direct Invest — Heron Cove 3, LLC
Direct Invest — Heron Cove 4, LLC
Direct Invest — Heron Cove 5, LLC
Direct Invest — Heron Cove 6, LLC
Direct Invest — Heron Cove 7, LLC
Direct Invest — Heron Cove 8, LLC
Direct Invest — Heron Cove 9, LLC
Direct Invest — Heron Cove 10, LLC
Direct Invest — Heron Cove 11, LLC
Direct Invest — Heron Cove 12, LLC
Direct Invest — Heron Cove 13, LLC
Direct Invest — Heron Cove 14, LLC
Direct Invest — Heron Cove 15, LLC
Direct Invest — Heron Cove 16, LLC
Direct Invest — Heron Cove 17, LLC
Direct Invest — Heron Cove 18, LLC
Direct Invest — Heron Cove 19, LLC
Direct Invest — Heron Cove 20, LLC
Direct Invest — Heron Cove 21, LLC;
All Delaware limited liability companies (collectively, the “Landlord”)

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